SUBSIDIARIES OF REGISTRANT


NAME                                                 STATE OF INCORPORATION
----                                                 ----------------------
U.K. ABBA Products, Inc.                             California

Styling (UK) Limited                                 England

European Touch, Ltd. II                              Wisconsin

Beauty Products Inc.                                 Wisconsin

Cosmetics International Inc.                         Wisconsin

Ft. Pitt Acquisition, Inc.                           Pennsylvania

Styling Technology Nail Corporation                  Arizona

STYL Institute, Inc.                                 Arizona